Exhibit 99.1

PRESS RELEASE
7/30/25
Carlisle Companies Reports Second Quarter Results
SCOTTSDALE, ARIZONA, July 30, 2025 - Carlisle Companies Incorporated (NYSE:CSL) today announced its second quarter 2025 financial results.
•Revenue of $1.4 billion flat year-over-year
•Operating margin of 23.1% and adj. EBITDA margin of 26.9%
•Diluted EPS of $5.87
•Record adj. EPS of $6.27
•Repurchased 0.8 million shares for $300 million
•Acquired Bonded Logic, a manufacturer of innovative recycled denim insulation
•FY 2025 outlook now LSD revenue growth with adj. EBITDA margins down 150 bps
Comments from Chris Koch, Chair, President and Chief Executive Officer
"We are proud of the Carlisle team’s ability to deliver record adjusted EPS of $6.27. Our ability to hold second quarter revenues flat at $1.4 billion and maintain margins above our Vision 2030 target in a second quarter that saw continued deterioration in new construction markets speaks to the resiliency of our pure play building products business.

"Our second quarter results demonstrate the underlying strength in our re-roofing markets at CCM and showcase our capacity to achieve top-tier margins even in a sluggish new construction landscape. The commercial re-roofing market is meeting mid-single-digit growth expectations, contributing reliable recurring revenue and accounting for approximately 70% of CCM's commercial roofing business.

"CCM’s solid performance in the quarter was offset by lower-than-expected results at CWT, influenced by continued declines in the residential end-markets. While residential end-markets were not expected to rebound in the quarter, the continued deterioration in key growth drivers—housing starts, interest rates and builder sentiment—put additional pressure on CWT sales.

"As a reminder, last quarter we maintained our full-year outlook based on increased market confidence in rising stability on the macroeconomic front, positive contractor sentiment reflected in our April Carlisle Market Survey, and the prospect of a more normal construction season. Many of our CCM contractors entered the second quarter with solid backlogs and anticipated robust activity, suggesting a strong market "load-in" typical of historical construction seasons. Unfortunately, the external risks that we identified in our first quarter earnings call materialized during the second quarter, leading to an increase in project delays, smaller-than-expected distributor inventory "load-in" related to commercial construction, and a slowdown in new construction bidding as economic uncertainties made decision-making more difficult. Insights from over 150 participants in our July Carlisle Market Survey confirmed this negative shift in contractor and distributor sentiment had accelerated in the quarter. The July survey also reflected that expectations of a continuation of those pressures will persist throughout the remainder of 2025.

"As a result, we have cautiously revised our full-year outlook to account for these market changes since our last earnings call. We now anticipate low-single-digit revenue growth, with an adjusted EBITDA margin decline of 150 basis points. This new outlook reflects lower volume expectations and limited traction on the price increases announced earlier this year, exclusive of tariff driven increases in a very limited number of purchased products.

"Throughout the quarter, we remained committed to our key strategic pillars to drive to our Vision 2030 financial goals. We maintained our focus on operational excellence through the Carlisle Operating System, completing major automation capital projects within our CWT factories. These investments, along with other COS actions, are expected to generate $12 million in adjusted EBITDA annually. We also continued to enhance the Carlisle Experience by investing in technical and customer service personnel to better support our customers. And we continued to meet our commitment to superior capital allocation, returning $343 million to shareholders through dividends and share repurchases.

"We continued to execute our proven M&A playbook to strategically allocate capital toward acquisitions that align with our Vision 2030 strategy. Our most recent acquisition, Bonded Logic, strengthens our portfolio of innovative solutions for more energy-efficient buildings and enhances our position in the $14 billion addressable insulation market. This acquisition also supports the growth of our Henry UltraTouch denim insulation product, which was named a 2025 finalist for The Home Depot Merchandising Innovation Award—an honor recognizing products that are transforming the home improvement industry.

"Additionally, we expect annual synergies from our recent acquisitions of MTL, Plasti-Fab, and ThermaFoam to exceed $34 million, while gaining traction in cross-selling opportunities through our comprehensive building envelope systems approach.

"During the quarter, we advanced our innovation agenda, earning market recognition and awards for several new product launches including our dual-tank Flexible Fast Adhesive, Blueskin VP Tech, and the Henry UltraTouch insulation product.

"As we enter the second half of 2025, we remain focused on executing our Vision 2030 strategic initiatives to bolster our market leadership and secure a premium position through the Carlisle Experience. We will continue to enhance efficiency via automation, emerging AI technologies, and the Carlisle Operating System; expedite growth-driven innovation initiatives; and leverage synergies from integrating our strategic acquisitions. Coupled with disciplined capital deployment, we are committed to achieving our Vision 2030 objectives of $40 of adjusted EPS and 25% ROIC, built on the strength of our imperative business model, reinforced by well-known re-roofing drivers with the advantages of being a market leader in North America."

Second Quarter 2025 Financial Summary

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions, except per share amounts)	2025	2024	Change %	2025	2024	Change %
Revenues	$1,449.5	$1,450.6	(0.1)%	$2,545.3	$2,547.1	(0.1)%
Operating income	335.0	377.5	(11.3)%	518.6	602.7	(14.0)%
Operating margin	23.1%	26.0%	-290 bps	20.4%	23.7%	-330 bps
Income from continuing operations	255.5	285.2	(10.4)%	395.6	456.1	(13.3)%
Adjusted EBITDA	389.3	417.6	(6.8)%	627.7	683.1	(8.1)%
Adjusted EBITDA margin	26.9%	28.8%	-190 bps	24.7%	26.8%	-210 bps
Diluted EPS	5.87	5.94	(1.2)%	8.97	9.45	(5.1)%
Adjusted EPS	6.27	6.24	0.5%	9.85	9.94	(0.9)%
Second Quarter 2025 Segment Highlights
Carlisle Construction Materials ("CCM")
•CCM revenue increased 0.6% (-0.6% organic) to $1,096 million, driven by the acquisition of MTL.
•CCM operating income decreased 7% to $324 million, and adjusted EBITDA decreased 5% to $346 million, reflecting an adjusted EBITDA margin of 31.6%. This decrease was the result of higher operating costs, investments in innovation and Carlisle Experience enhancements.
Carlisle Weatherproofing Technologies ("CWT")
•CWT revenue decreased 2% (-10% organic) to $354 million as the result of lower volumes due to the continued softness in residential and commercial end-markets, partially offset by revenue from the acquisitions of Plasti-Fab and ThermaFoam.
•CWT operating income decreased 28% to $43 million, and adjusted EBITDA decreased 13% to $71 million, reflecting an adjusted EBITDA margin of 19.9%. This decrease was primarily the result of lower volumes and the impact of volume deleverage.

Cash Flow
•For the six months ended June 30, 2025, cash provided by operating activities was $289 million, and free cash flow from continuing operations was $228 million.
•During the six months ended June 30, 2025, we invested $166 million in the business with $58 million in capital expenditures and $108 million in acquisitions. We also returned $788 million to shareholders through $700 million of share repurchases and $88 million of dividends.
•As of June 30, 2025, we had $68 million of cash and cash equivalents and $1.0 billion available under our revolving credit facility.
2025 Outlook
•FY 2025 revenues up low-single-digit percentage range year-over-year
◦CCM up low-single-digit percentage range year-over-year
◦CWT up low-single-digit percentage range year-over-year
•FY 2025 adjusted EBITDA margins down 150 basis points
Conference Call and Webcast
Carlisle will discuss second quarter 2025 results on a conference call at 5:00 p.m. ET today. The call can be accessed via webcast, along with related materials, at www.carlisle.com/investors/events-and-presentations and via telephone as follows:
Domestic toll free: 800-549-8228
International: 646-564-2877
Conference ID: 87231
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally use words such as "expect," "foresee," "anticipate," "believe," "project," "should," "estimate," "will," "plans," "intends," "forecast," and similar expressions, and reflect our expectations concerning the future. Such statements are made based on known events and circumstances at the time of publication and, as such, are subject in the future to unforeseen risks and uncertainties. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements, due to a variety of factors such as: increasing price and product/service competition by foreign and domestic competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; our mix of products/services; increases in raw material costs that cannot be recovered in product pricing; domestic and foreign governmental and public policy changes including environmental and industry regulations; the ability of our customers to maintain appropriate labor levels under U.S. immigration laws, policies and practices; the ability to meet our goals relating to our intended reduction of greenhouse gas emissions, including our net zero commitments; threats associated with and efforts to combat terrorism; protection and validity of patent and other intellectual property rights; the identification of strategic acquisition targets and our successful completion of any transaction and integration of our strategic acquisitions; our successful completion of strategic dispositions; the cyclical nature of our businesses; the impact of information technology, cybersecurity, artificial intelligence or data security breaches at our businesses or third parties; the outcome of pending and future litigation and governmental proceedings; the emergence or continuation of widespread health emergencies; and the other factors discussed in the reports we file with or furnish to the Securities and Exchange Commission from time to time. In addition, such statements could be affected by general industry and market conditions and growth rates, the condition of the financial and credit markets and general domestic and international economic conditions, including inflation, interest rate and currency exchange rate fluctuations, and tariffs. Further, any conflict in the international arena, including the Russian invasion of Ukraine and war in the Middle East, may adversely affect general market conditions and our future performance. Any forward-looking statement speaks only as of the date on which that statement is made, and we undertake no duty to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of those factors, nor can it assess the impact of each of those factors on the business.
Non-GAAP Disclosure
Carlisle reports its financial results in accordance with the U.S. generally accepted accounting principles (GAAP). This press release also contains certain financial measures such as adjusted EPS, adjusted EBITDA, adjusted EBITDA margin, organic revenue, and free cash flow that are not recognized under GAAP. Management believes that adjusted EPS, adjusted EBITDA, adjusted EBITDA margin, and organic revenue are useful to investors because they allow for comparison to Carlisle’s and its segments' performance in prior periods without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. Management believes free cash flow is useful to investors as an additional way of viewing Carlisle's liquidity and provides a more complete understanding of factors and trends affecting Carlisle's cash flows. As a result, management believes that these measures enhance the ability of investors to analyze trends in Carlisle’s businesses and evaluate Carlisle’s performance relative to similarly-situated companies. Reconciliations of these measures to amounts reported in Carlisle's consolidated financial statements are in the supplemental schedules of this press release. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Carlisle is not providing reconciliations for forward-looking non-GAAP financial measures because Carlisle does not provide GAAP financial measures on a forward-looking basis as Carlisle is unable to predict with reasonable certainty the ultimate outcome of adjusted items with unreasonable effort. These items are uncertain, depend on various factors, and could be material to Carlisle's financial results computed in accordance with GAAP.
About Carlisle Companies Incorporated
Carlisle Companies Incorporated is a leading supplier of innovative building envelope products and solutions for more energy efficient buildings. Through its building products businesses – Carlisle Construction Materials ("CCM") and Carlisle Weatherproofing Technologies ("CWT") – and family of leading brands, Carlisle delivers innovative, labor reducing and environmentally responsible products and solutions to customers through the Carlisle Experience. Carlisle is committed to generating superior shareholder returns and maintaining a balanced capital deployment approach, including investments in our businesses, strategic acquisitions, share repurchases and continued dividend increases. Leveraging its culture of continuous improvement as embodied in the Carlisle Operating System ("COS"), Carlisle has committed to achieving net-zero greenhouse gas emissions by 2050.
*EPS referenced in this release is from continuing operations unless otherwise noted.

CONTACT:	Mehul Patel
Vice President, Investor Relations
(310) 592-9668
mpatel@carlisle.com

Carlisle Companies Incorporated
Unaudited Consolidated Statements of Income

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2025	2024	2025	2024
Revenues	$1,449.5	$1,450.6	$2,545.3	$2,547.1

Cost of goods sold	908.4	881.7	1,618.5	1,579.3
Selling and administrative expenses	196.9	189.3	390.9	356.1
Research and development expenses	11.1	9.3	21.8	18.5
Other operating expense (income), net	(1.9)	(7.2)	(4.5)	(9.5)
Operating income	335.0	377.5	518.6	602.7
Interest expense	14.7	18.8	29.5	37.4
Interest income	(1.4)	(13.8)	(7.8)	(21.7)
Other non-operating expense (income), net	(1.9)	(0.1)	(1.7)	(0.4)
Income from continuing operations before income taxes	323.6	372.6	498.6	587.4
Provision for income taxes	68.1	87.4	103.0	131.3
Income from continuing operations	255.5	285.2	395.6	456.1
Income from discontinued operations	0.3	427.2	3.5	448.6
Net income	$255.8	$712.4	$399.1	$904.7

Basic earnings per share attributable to common shares:
Income from continuing operations	$5.92	$6.02	$9.05	$9.58
Income from discontinued operations	0.01	9.01	0.08	9.42
Basic earnings per share	$5.93	$15.03	$9.13	$19.00

Diluted earnings per share attributable to common shares:
Income from continuing operations	$5.87	$5.94	$8.97	$9.45
Income from discontinued operations	0.01	8.90	0.08	9.30
Diluted earnings per share	$5.88	$14.84	$9.05	$18.75

Average shares outstanding:
Basic	43.0	47.3	43.6	47.5
Diluted	43.4	47.9	44.0	48.2

Dividends declared and paid per share	$1.00	$0.85	$2.00	$1.70

Carlisle Companies Incorporated
Unaudited Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
(in millions)	2025	2024
Net cash provided by operating activities	$288.9	$346.9

Investing activities:
Proceeds from sale of discontinued operation, net of cash disposed	—	1,995.3
Acquisitions, net of cash acquired	(108.1)	(412.8)
Capital expenditures	(57.8)	(57.4)
Other investing activities	—	1.5
Net cash (used in) provided by investing activities	(165.9)	1,526.6

Financing activities:
Borrowings from revolving credit facility	—	22.0
Repayments of revolving credit facility	—	(22.0)
Repurchases of common stock	(700.0)	(700.0)
Dividends paid	(88.3)	(81.7)
Proceeds from exercise of stock options	8.8	61.2
Withholding tax paid related to stock-based compensation	(13.3)	(17.5)
Other financing activities	(16.1)	(3.9)
Net cash used in financing activities	(808.9)	(741.9)

Effect of foreign currency exchange rate changes on cash and cash equivalents	0.8	(0.8)
Change in cash and cash equivalents	(685.1)	1,130.8
Less: change in cash and cash equivalents of discontinued operations	—	(28.8)
Cash and cash equivalents at beginning of period	753.5	576.7
Cash and cash equivalents at end of period	$68.4	$1,736.3

Carlisle Companies Incorporated
Unaudited Selected Consolidated Balance Sheet Data

(in millions)	June 30, 2025	December 31, 2024
Cash and cash equivalents	$68.4	$753.5
Long-term debt, including current portion	1,895.8	1,890.6
Total stockholders' equity	2,120.6	2,463.3

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Organic Revenue
Organic revenue (defined as revenues excluding revenue from acquisitions completed within the last 12 months and the impact of changes in foreign exchange rates versus the U.S. Dollar) is intended to provide investors and others with information about Carlisle's and its segments' recurring operating performance. This information differs from revenue determined in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's and its segments' organic revenue follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended June 30,
(in millions, except percentages)	CSL		CCM		CWT
2024 Revenues (GAAP)	$1,450.6		$1,088.9		$361.7
Organic	(42.3)	(2.9)%	(6.6)	(0.6)%	(35.7)	(9.9)%
Acquisitions	39.0	2.7%	11.2	1.0%	27.8	7.7%
FX impact	2.2	0.1%	2.1	0.2%	0.1	—%
Total change	(1.1)	(0.1)%	6.7	0.6%	(7.8)	(2.2)%
2025 Revenues (GAAP)	$1,449.5		$1,095.6		$353.9

	Six Months Ended June 30,
(in millions, except percentages)	CSL		CCM		CWT
2024 Revenues (GAAP)	$2,547.1		$1,872.5		$674.6
Organic	(89.8)	(3.5)%	(17.6)	(0.9)%	(72.2)	(10.7)%
Acquisitions	89.0	3.5%	38.8	2.1%	50.2	7.4%
FX impact	(1.0)	(0.1)%	0.4	—%	(1.4)	(0.2)%
Total change	(1.8)	(0.1)%	21.6	1.2%	(23.4)	(3.5)%
2025 Revenues (GAAP)	$2,545.3		$1,894.1		$651.2
Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Free Cash Flow
Free cash flow (defined as net cash provided by operating activities less capital expenditures) is intended to provide investors and others with information about Carlisle's liquidity and provides a more complete understanding of factors and trends affecting Carlisle's cash flows. This information differs from operating cash flow determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's free cash flow follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
Operating cash flow (GAAP)	$287.1	$183.4	$288.9	$346.9
Less: operating cash flow from discontinued operations	0.3	6.6	3.5	14.1
Operating cash flow from continuing operations	$286.8	$176.8	$285.4	$332.8

Capital expenditures (GAAP)	$(28.8)	$(24.9)	$(57.8)	$(57.4)
Less: capital expenditures at discontinued operations	—	(3.9)	—	(12.4)
Capital expenditures at continuing operations	$(28.8)	$(21.0)	$(57.8)	$(45.0)

Operating cash flow from continuing operations	$286.8	$176.8	$285.4	$332.8
Capital expenditures at continuing operations	(28.8)	(21.0)	(57.8)	(45.0)
Free cash flow from continuing operations	$258.0	$155.8	$227.6	$287.8

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin
Earnings before interest and taxes ("EBIT") (defined as net income excluding income/loss from discontinued operations, interest expense, interest income, and provision for income taxes), adjusted EBIT (defined as EBIT excluding gains/losses and costs related to acquisitions, dispositions, restructuring, impairment, casualty losses and insurance recoveries, legal settlements, pension settlements, and debt extinguishment), adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") (defined as adjusted EBIT excluding depreciation and amortization) and adjusted EBITDA margin (defined as adjusted EBITDA divided by total revenues) are intended to provide investors and others with information about Carlisle's and its segments' performance without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in Carlisle's businesses and evaluate Carlisle's performance relative to similarly-situated companies. This information differs from net income and operating income determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's and its segments' EBIT, adjusted EBIT, adjusted EBITDA and adjusted EBITDA margin follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except percentages)	2025	2024	2025	2024
Net income (GAAP)	$255.8	$712.4	$399.1	$904.7
Less: Income from discontinued operations	0.3	427.2	3.5	448.6
Income from continuing operations (GAAP)	255.5	285.2	395.6	456.1
Provision for income taxes	68.1	87.4	103.0	131.3
Interest expense	14.7	18.8	29.5	37.4
Interest income	(1.4)	(13.8)	(7.8)	(21.7)
EBIT	336.9	377.6	520.3	603.1
Plus (gains) / losses and costs related to:
Acquisitions	2.5	1.5	9.3	2.1
Dispositions	(0.2)	(0.3)	(0.1)	(0.3)
Restructuring	1.5	0.3	1.6	0.8
Casualty losses and insurance recoveries	—	(5.0)	—	(5.0)
Legal settlements	0.3	0.4	0.5	0.4
Pension settlements	(0.6)	—	(0.6)	—
Total non-comparable items	3.5	(3.1)	10.7	(2.0)
Adjusted EBIT	340.4	374.5	531.0	601.1
Depreciation	18.4	17.7	36.1	34.2
Amortization	30.5	25.4	60.6	47.8
Adjusted EBITDA	$389.3	$417.6	$627.7	$683.1
Divided by:
Total revenues	$1,449.5	$1,450.6	$2,545.3	$2,547.1
Adjusted EBITDA margin	26.9%	28.8%	24.7%	26.8%

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended June 30, 2025			Three Months Ended June 30, 2024
(in millions)	CCM	CWT	Corporate and unallocated	CCM	CWT	Corporate and unallocated
Operating income (loss) (GAAP)	$323.8	$42.5	$(31.3)	$346.8	$59.2	$(28.5)
Non-operating expense (income), net	(0.4)	0.2	(1.7)	0.1	(0.3)	0.1
EBIT	324.2	42.3	(29.6)	346.7	59.5	(28.6)
Plus (gains) / losses and costs related to:
Acquisitions	—	0.9	1.6	1.8	—	(0.3)
Dispositions	(0.1)	(0.2)	0.1	—	(0.3)	—
Restructuring	—	1.5	—	0.3	—	—
Casualty losses and insurance recoveries	—	—	—	(5.0)	—	—
Legal settlements	—	0.3	—	—	0.4	—
Pension settlements	—	—	(0.6)	—	—	—
Total non-comparable items	(0.1)	2.5	1.1	(2.9)	0.1	(0.3)
Adjusted EBIT	324.1	44.8	(28.5)	343.8	59.6	(28.9)
Depreciation	13.0	5.0	0.4	13.1	4.2	0.4
Amortization	9.2	20.8	0.5	7.3	17.6	0.5
Adjusted EBITDA	$346.3	$70.6	$(27.6)	$364.2	$81.4	$(28.0)
Divided by:
Total revenues	$1,095.6	$353.9	$—	$1,088.9	$361.7	$—
Adjusted EBITDA margin	31.6%	19.9%	NM	33.4%	22.5%	NM

	Six Months Ended June 30, 2025			Six Months Ended June 30, 2024
(in millions, except percentages)	CCM	CWT	Corporate and unallocated	CCM	CWT	Corporate and unallocated
Operating income (loss) (GAAP)	$518.6	$58.7	$(58.7)	$558.0	$101.4	$(56.7)
Non-operating expense (income), net	(0.5)	0.2	(1.4)	0.5	(0.3)	(0.6)
EBIT	519.1	58.5	(57.3)	557.5	101.7	(56.1)
Plus (gains) / losses and costs related to:
Acquisitions	—	5.3	4.0	1.8	—	0.3
Dispositions	(0.1)	(0.1)	0.1	(0.1)	(0.2)	—
Restructuring	—	1.6	—	0.3	0.5	—
Casualty losses and insurance recoveries	—	—	—	(5.0)	—	—
Legal settlements	—	0.5	—	—	0.4	—
Pension settlement	—	—	(0.6)	—	—	—
Total non-comparable items	(0.1)	7.3	3.5	(3.0)	0.7	0.3
Adjusted EBIT	519.0	65.8	(53.8)	554.5	102.4	(55.8)
Depreciation	25.6	9.7	0.8	25.1	8.3	0.8
Amortization	18.2	41.4	1.0	11.4	35.4	1.0
Adjusted EBITDA	$562.8	$116.9	$(52.0)	$591.0	$146.1	$(54.0)
Divided by:
Total revenues	$1,894.1	$651.2	$—	$1,872.5	$674.6	$—
Adjusted EBITDA margin	29.7%	18.0%	NM	31.6%	21.7%	NM

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Adjusted Net Income and Adjusted EPS

	Three Months Ended June 30, 2025			Three Months Ended June 30, 2024
(in millions, except per share amounts)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)
Net income (GAAP)		$255.8	$5.88		$712.4	$14.84
Less: Income from discontinued operations (GAAP)		0.3	0.01		427.2	8.90
Income from continuing operations (GAAP)		255.5	5.87		285.2	5.94
Plus (gains) / losses and costs related to:
Acquisitions	2.5	1.9	0.04	1.5	1.1	0.02
Dispositions	(0.2)	(0.1)	—	(0.3)	(0.2)	—
Restructuring	1.5	1.1	0.02	0.3	0.3	—
Casualty losses and insurance recoveries	—	—	—	(5.0)	(3.8)	(0.08)
Legal settlements	0.3	0.2	0.01	0.4	0.3	0.01
Pension settlement	(0.6)	(0.4)	(0.01)	—	—	—
Acquisition-related amortization(3)	28.5	21.8	0.50	24.1	18.1	0.38
Discrete tax items(4)	—	(6.8)	(0.16)	—	(1.5)	(0.03)
Total adjustments		17.7	0.40		14.3	0.30
Adjusted net income		$273.2	$6.27		$299.5	$6.24
(1)The impact to net income reflects the tax effect of noted items, which is based on the statutory rate in the jurisdiction in which the expense or income is deductible or taxable.
(2)The per share impact of adjustments to each period is based on diluted shares outstanding using the two-class method.
(3)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(4)Discrete tax items include current period tax expense or benefit related to prior year items, excess tax benefits from stock compensation, the tax impact of foreign currency gains and losses, or changes in tax laws or rates.

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Adjusted Net Income and Adjusted EPS

	Six Months Ended June 30, 2025			Six Months Ended June 30, 2024
(in millions, except per share amounts)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)
Net income (GAAP)		$399.1	$9.05		$904.7	$18.75
Less: Income from discontinued operations (GAAP)		3.5	0.08		448.6	9.30
Income from continuing operations (GAAP)		395.6	8.97		456.1	9.45
Plus (gains) / losses and costs related to:
Acquisitions	9.3	7.1	0.16	2.1	1.6	0.03
Dispositions	(0.1)	—	—	(0.3)	(0.2)	—
Restructuring	1.6	1.2	0.03	0.8	0.6	0.01
Casualty losses and insurance recoveries	—	—	—	(5.0)	(3.8)	(0.08)
Legal settlements	0.5	0.4	0.01	0.4	0.3	0.01
Pension settlement	(0.6)	(0.4)	(0.01)	—	—	—
Acquisition-related amortization(3)	56.9	43.4	0.98	45.1	33.9	0.70
Discrete tax items(4)	—	(12.6)	(0.29)	—	(8.5)	(0.18)
Total adjustments		39.1	0.88		23.9	0.49
Adjusted net income		$434.7	$9.85		$480.0	$9.94
(1)The impact to net income reflects the tax effect of noted items, which is based on the statutory rate in the jurisdiction in which the expense or income is deductible or taxable.
(2)The per share impact of adjustments to each period is based on diluted shares outstanding using the two-class method.
(3)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(4)Discrete tax items include current period tax expense or benefit related to prior year items, the tax impact of foreign currency gains and losses, or changes in tax laws or rates.